Exhibit 99.1

News Release

Company Contacts:
Christine Russell	Sonia Segovia	Joe Diaz, Robert Blum, Joe Dorame
Chief Financial Officer	IR Coordinator	Lytham Partners, LLC
Tel: (408) 938-6466	Tel: (408) 938-6491	Tel: (602) 889-9700
Email: christine.russell@pdf.com	Email: sonia.segovia@pdf.com	Email: pdfs@lythampartners.com

PDF Solutions® Reports Third Fiscal Quarter Results

SANTA CLARA, Calif. — Thursday, October 31, 2019 — PDF Solutions, Inc. (“PDF Solutions” or the “Company”) (NASDAQ: PDFS), a leading provider of differentiated data and analytics solutions to the semiconductor and electronics industries, today announced financial results for its third fiscal quarter ended September 30, 2019.

Highlights of Third Fiscal Quarter 2019 Financial Results

Total revenues for the third fiscal quarter of 2019 were $21.9 million, compared to $20.6 million for the second fiscal quarter of 2019 and $20.2 million for the third fiscal quarter of 2018. Solutions revenue for the third fiscal quarter of 2019 was $16.2 million, compared to $13.4 million for the second fiscal quarter of 2019 and $14.0 million for the third fiscal quarter of 2018. “With more than 50% of total Solutions revenue in the third quarter coming from analytics-based deals and another strong bookings quarter of primarily analytics-based deals, PDF Solutions continues its strategic evolution to be the provider of choice for end-to-end analytics and manufacturing controls to the semiconductor and electronics industry,” said John Kibarian, Chief Executive Officer and President of the company.

Gainshare performance incentives revenue for the third fiscal quarter of 2019 was $5.7 million, compared to $7.1 million for the second fiscal quarter of 2019 and $6.2 million for the third fiscal quarter of 2018.

Third fiscal quarter 2019 gross margin of 60%, an improvement from 47% in the third fiscal quarter of 2018, was due primarily to higher Solutions revenue and lower headcount, primarily related to reductions in our yield ramp engagements as we focus on our analytics opportunities.

On a GAAP basis, net loss for the third fiscal quarter of 2019 was $0.7 million, or ($0.02) per basic and diluted share, compared to net loss of $0.7 million, or ($0.02) per basic and diluted share, for the second fiscal quarter of 2019, and compared to net loss of $2.1 million, or ($0.06) per basic and diluted share, for the third fiscal quarter of 2018.

Non-GAAP net income for the third fiscal quarter of 2019 was $1.6 million, or $0.05 per diluted share, compared to net income of $1.0 million, or $0.03 per diluted share, for the second fiscal quarter of 2019, and compared to net income of $0.2 million, or $0.01 per diluted share, for the third fiscal quarter of 2018.

Cash and cash equivalents at September 30, 2019, were $100.3 million, compared to $96.1 million at December 31, 2018, an increase of $4.2 million. Operating activities generated $23.0 million in cash during the nine months ended September 30, 2019, in part due to the collection of a significant amount of long-outstanding accounts receivables during the third quarter of fiscal 2019.

PDF Solutions® Reports Third Fiscal Quarter Results

Conference Call

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://ir.pdf.com/webcasts. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Third Fiscal Quarter 2019 Financial Commentary Available Online

A Management Report reviewing the Company’s third fiscal quarter 2019 financial results will be furnished to the SEC on Form 8-K and published on the Company’s website at http://ir.pdf.com/financial-reports. Analysts and investors are encouraged to review this commentary prior to participating in the conference call webcast.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP net income excludes the effects of non-recurring items (including adjustment to contingent consideration related to acquisition, restructuring charges and severance payments), stock-based compensation expense, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjusts for the non-cash portion of income taxes. These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental information to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of certain non-recurring items) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may differ from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s financial statements presented below.

Forward-Looking Statements

The statements made in this press release and on the planned conference call regarding the Company’s future expected business performance and financial results are forward looking and are subject to future events and circumstances. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: customers’ production volumes under contracts that provide Gainshare royalties, cost and schedule of new product development; continued adoption of the Company’s solutions by new and existing customers; project milestones or delays and performance criteria achieved; the provision of technology and services prior to the execution of a final contract; and other risks set forth in PDF Solutions’ periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Reports on Form 10-K, most recently filed for the year ended December 31, 2018, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

PDF Solutions® Reports Third Fiscal Quarter Results

About PDF Solutions

PDF Solutions (NASDAQ: PDFS) offers an end-to-end analytics platform that empowers engineers and data scientists across the semiconductor ecosystem to rapidly improve the yield, quality, and profitability of their products. By combining industry-leading data analytics and professional services with exclusive, differentiated product data generated during the manufacturing process, PDF Solutions is delivering on the promise of Industry 4.0 today by transforming how the ecosystem collects, analyzes, and shares data. Key Fortune 500 organizations around the world rely on PDF Solutions to remove the data barriers that encumber and constrain new product introductions and to deliver the machine learning insights that drive efficient and profitable high-volume manufacturing.

Headquartered in Santa Clara, California, PDF Solutions also operates worldwide in Canada, China, France, Germany, Italy, Japan, Korea, and Taiwan. For the Company’s latest news and information, visit http://www.pdf.com/.

CV, Exensio, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries. DFI is a trademark of PDF Solutions, Inc. or its subsidiaries.

PDF Solutions® Reports Third Fiscal Quarter Results

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	September 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$100,259	$96,089
Accounts receivable, net	34,556	51,570
Prepaid expenses and other current assets	8,026	9,562
Total current assets	142,841	157,221
Property and equipment, net	38,969	35,681
Operating lease right-of-use assets, net	7,581	—
Goodwill	2,293	1,923
Intangible assets, net	6,538	5,064
Deferred tax assets	23,100	19,044
Other non-current assets	8,025	6,972
Total assets	$229,347	$225,905

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,203	$2,454
Accrued compensation and related benefits	4,313	4,727
Accrued and other current liabilities	2,452	3,235
Operating lease liabilities - current portion	1,826	—
Deferred revenues - current portion	8,612	8,477
Billings in excess of recognized revenues	1,219	635
Total current liabilities	20,625	19,528
Long-term income taxes payable	3,565	3,751
Non-current operating lease liabilities	7,726	—
Other non-current liabilities	2,444	2,831
Total liabilities	34,360	26,110

Stockholders’ equity:
Common stock and additional paid-in-capital	322,188	310,665
Treasury stock at cost	(90,908)	(79,142)
Accumulated deficit	(34,540)	(30,452)
Accumulated other comprehensive loss	(1,753)	(1,276)
Total stockholders’ equity	194,987	199,795
Total liabilities and stockholders’ equity	$229,347	$225,905

PDF Solutions® Reports Third Fiscal Quarter Results

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018

Revenues:
Solutions	$16,208	$13,429	$13,976	$46,298	$47,431
Gainshare performance incentives	5,706	7,139	6,237	16,725	18,638
Total revenues	21,914	20,568	20,213	63,023	66,069

Cost of Solutions:
Direct costs of solutions	8,571	7,689	10,539	23,984	32,651
Amortization of acquired technology	144	143	144	431	431
Total cost of solutions	8,715	7,832	10,683	24,415	33,082
Gross profit	13,199	12,736	9,530	38,608	32,987

Operating expenses:
Research and development	8,435	7,312	6,755	23,993	21,100
Selling, general and administrative	5,990	6,940	5,507	19,940	17,801
Amortization of other acquired intangible assets	174	154	108	436	326
Restructuring charges	—	—	—	92	—
Total operating expenses	14,599	14,406	12,370	44,461	39,227

Loss from operations	(1,400)	(1,670)	(2,840)	(5,853)	(6,240)
Interest and other income (expense), net	202	111	223	307	283
Loss before income taxes	(1,198)	(1,559)	(2,617)	(5,546)	(5,957)
Income tax benefit	(511)	(849)	(535)	(1,458)	(1,355)
Net loss	$(687)	$(710)	$(2,082)	$(4,088)	$(4,602)

Net loss per share:
Basic	$(0.02)	$(0.02)	$(0.06)	$(0.13)	$(0.14)
Diluted	$(0.02)	$(0.02)	$(0.06)	$(0.13)	$(0.14)

Weighted average common shares:
Basic	32,392	32,339	32,184	32,405	32,105
Diluted	32,392	32,339	32,184	32,405	32,105

PDF Solutions® Reports Third Fiscal Quarter Results

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (UNAUDITED) (In thousands, except per share amounts)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
GAAP net loss	$(687)	$(710)	$(2,082)	$(4,088)	$(4,602)
Adjustments to reconcile GAAP net loss to non-GAAP net income:
Stock-based compensation expense	2,732	2,434	2,268	8,642	7,825
Amortization of acquired technology	144	143	144	431	431
Amortization of other acquired intangible assets	174	154	108	436	326
Adjustment to contingent consideration related to acquisition	30	—	—	30	—
Restructuring charges and severance payments	—	—	48	92	331
Tax impact of adjustments	(805)	(993)	(281)	(2,085)	(1,124)
Non-GAAP net income	$1,588	$1,028	$205	$3,458	$3,187

GAAP net loss per diluted share	$(0.02)	$(0.02)	$(0.06)	$(0.13)	$(0.14)
Non-GAAP net income per diluted share	$0.05	$0.03	$0.01	$0.10	$0.10

Shares used in diluted shares calculation	32,997	33,055	32,385	33,025	32,444